Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statements (Form S-8 No. 333-267242, 333-278115, 333-270620 and 333-274006) of Grove Collaborative Holdings, Inc.; and
(2)Registration Statements (Form S-3 Nos. 333-273268, 333-273271, 333-273650, 333-274425 and 333-282648)
of our report dated March 20, 2024, with respect to the consolidated financial statements Grove Collaborative Holdings, Inc. included in this Annual Report (Form 10-K) of Grove Collaborative Holdings, Inc. for the year ended December 31, 2024.
/s/ Ernst & Young LLP

San Francisco, California
March 19, 2025